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                                                                    Exhibit 10.1


                                                 DEVELOPMENT, LICENCE AND
                                                  COLLABORATION AGREEMENT

                                                          between

                                    (1)      ROSLIN INSTITUTE (EDINBURGH), a
                                             company incorporated in Scotland
                                             under the Companies Acts with
                                             registered number 157100 and having
                                             its registered office at Roslin
                                             BioCentre, Roslin, Midlothian EH25
                                             9PS ("Institute")

                                                             and

                                    (2)      VIRAGEN INC. a Delaware corporation
                                             having a principal place of
                                             business at 865 South West 78th
                                             Avenue, Plantation, Florida 33324,
                                             United States of America
                                             ("Viragen")

WHEREAS

(A) The Institute has expertise and knowledge of, INTER ALIA, nuclear transfer, DNA injection and avian reproduction technologies and Viragen wishes to collaborate with the Institute in the further development of these technologies, with particular focus on avian transgenics and the Institute has agreed to undertake such development work, in order to further its objectives in a manner consistent with its status as a research and educational institute and its recognition as a Scottish charity (number SCO23592);




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(B)      The parties entered into Heads of Agreement dated 19th and 20th October both 2000 setting out their intentions, among other things in relation to the research collaboration to be undertaken by them;

(C) In consideration for the Institute undertaking collaborative development work with Viragen, Viragen shall fund the Project (as defined below) in addition to issuing 100,000 shares of Viragen common stock, granting the Institute various stock warrants in respect of Viragen's shares of common stock, in addition to funding the initial plans for the construction of a new biopharmaceutical facility for cGMP poultry production at the Institute's premises; and

(D) In order for the development work to be undertaken, the Institute has agreed to grant to Viragen a licence of certain patents and certain of its know-how in respect of novel methods for the use of avian transgenic technology and methods for production of transgenic chickens on the terms contained in this Agreement.

NOW IT IS HEREBY Agreed as follows:-

1        DEFINITIONS AND INTERPRETATION

1.1 In this Agreement, including the Recitals unless the context otherwise requires, the following defined terms shall have the meanings set out opposite them: -

         AGREEMENT                  means this agreement together with the
                                    schedule hereto;

         ASSOCIATED                 COMPANY means a subsidiary or holding
                                    company of Viragen, or any subsidiary of any such holding company from time to time




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                                    (the terms "holding company" and
                                    "subsidiary" having the meanings set out in sections 736 and 736A of the Companies Act
                                    1985);

         BACKGROUND                 INTELLECTUAL PROPERTY means all and any
                                    Intellectual Property belonging to or used by either party and which either party is free to licence other than Foreground
                                    Intellectual Property;

         COMMERCIAL                 EXPLOITATION means that Viragen, in relation
                                    to any Foreground Intellectual Property, has made reasonable efforts to: (i) licence the same to a third party, for the purposes of commercial exploitation and/or further development; and/or (ii) attract or otherwise obtain additional finance or funding for the commercialisation or further development of the same; and/or (iii) apply for regulatory approval of the same in a major market, including the preparation of any relevant documentation; and/or (iv) apply for patent protection of the same, including seeking the advice of patent agents; and/or (v) either itself or through subcontractor(s), develop or further develop
                                    Products and/or Services.





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         CONFIDENTIALITY AGREEMENT  means the agreement between the Institute and Viragen, dated 16th October 2000;

         EEA shall mean the European Economic Area as constituted from time to time;

         EFFECTIVE                  DATE means subject to clause 2, 4 December
                                    2000 (or such later date as may be agreed in writing between the parties pursuant to clause 2.3);

         FIELD means therapeutic and diagnostic protein production in avian species;

         FIRST SALE DATE shall mean the date on which Viragen or a sub-licensee of Viragen first puts a Product or Service on the market in the EEA;

         FOREGROUNDINTELLECTUAL     means all and any Intellectual Property
         PROPERTY                   which is conceived, first reduced to
                                    practice or writing or developed in the
                                    course of the Project;

         HEADS OF AGREEMENT         means the document executed by the parties
                                    and dated 19 and 20 October both 2000,
                                    setting out the understanding between the parties in relation to the collaboration




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                                    between them, a copy of which is annexed to
                                    this Agreement as Part 4 of the Schedule;

         INSTITUTE'S PATENTS        means those granted patent(s) and
                                    applications for patents in the Territory short particulars of which are set out in
                                    Part 1 of the Schedule together with any patents granted pursuant to such applications and including any re-issues, extensions, substitutions, continuation in part applications and supplementary protection certificates of the same and all other rights of a like nature;

         INTELLECTUAL PROPERTY      means all inventions, discoveries, Know-how
                                    or other know-how, processes, copyright, design rights, rights to apply for patents, patents, (including any re-issues, extensions, substitutions, continuation in part applications and supplementary protection certificates and all other rights of a like nature), applications for patents and any other intellectual property rights of a similar nature arising in any part of the world;

         KNOW-HOW means technical or other information which is not in the public domain including ideas, concepts, inventions, discoveries, data, formulae, specifications, drawings, manuals,



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                                    information, chemical compounds and
                                    derivatives, analogues and precursors,
                                    methods and processes of synthesis,
                                    procedures for experiments and tests and results of experimenting and testing, results of research and development including laboratory records and data analyses relating to the Technologies which is secret, substantial and identified;

         NET INVOICE PRICE          means the total price received by Viragen
                                    on sales of Products and/or Services
                                    invoiced by Viragen less all discounts,
                                    allowances, and returns actually granted transportation costs, packaging costs, insurance costs, and taxes or duties based on directly sale (to the extent to which any of the foregoing are allowed for or included in the invoice) PROVIDED THAT in a case where the Products and/or Services are:

                                    (a)      rented, leased, let out or hired or
                                             otherwise disposed of to a customer
                                             by Viragen; or

                                    (b)      used by Viragen for its own
                                             commercial purposes; or





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                                    (c)      sold to any Associated Company of
                                             Viragen; or

                                    (d)      incorporated in any larger
                                             equipment or apparatus or other
                                             service and supplied by Viragen at
                                             a price which is included in the
                                             price for the larger equipment or
                                             apparatus or other service;

                                    the Net Invoice Price of each such Product, and/or Service shall be deemed to be equivalent to the Net Invoice Price which would have been applicable under this Agreement had such Product and/or Service been transferred to an independent arm's length customer;

         PRODUCTS AND/OR SERVICES   means any substance, chemical, elements,
                                    material, composition, invention, apparatus, method, service or product within the Field, the manufacture, use, sale or provision of which is obtained or derived directly from or utilising the Background Intellectual
                                    Property and /or the Foreground Intellectual
                                    Property and/or the Institute's Patents;





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         PROJECT                    means the research project to be carried out
                                    by the Institute in accordance with the
                                    Project Workplan;

         PROJECT COST means the sum set out in Part 5 of the Schedule or such greater amount as may be agreed in accordance with clause 5.2 or as the parties may otherwise agree in writing;

         PROJECT DIRECTOR           means Dr. Helen Sang or such other person
                                    as the parties may agree in writing in
                                    accordance with clause 4.2;

         PROJECT PERIOD             means the period of three (3) years
                                    commencing on the Effective Date and
                                    terminating on 30th November 2003 (provided the Project is not terminated earlier in accordance with clauses 4.2 or 20); or such longer period as may arise in accordance with clause 5.2;

         PROJECT SCIENTIFIC         means an advisory board consisting of
         ADVISORY BOARD             representatives of the Institute and
                                    representatives of Viragen whose duties are as set out in Clauses 4.3 and 5.2

         PROJECT WORKPLAN           means the workplan for the Project dated of
                                    even date herewith and which forms part of this Agreement, as the same may be amended



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                                    from time to time in accordance with
                                    clause 3.1;

         RESEARCHERS                means those employees of the Biotechnology
                                    and Biological Sciences Research Council
                                    ("BBSRC") based at the Institute, including the Project Director, who have been allocated to work on the Project;

         SCHEDULE means the schedule in 5 parts which is annexed to and forms part of this Agreement;

         SHARES                     means 100,000 shares of Viragen common
                                    stock;

         SUPPLY means to sell, provide, lend, let out on hire, lease or any other disposal or provision and Supplied shall be construed accordingly; and

         TECHNOLOGIES               means nuclear transfer, DNA injection and
                                    avian reproduction technologies ;

         TERRITORY                  means the world;

         WARRANT means the warrant for the purchase of shares of Viragen common stock and the



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                                    investment letter both dated of even date
                                    herewith ;and

         WARRANTS means warrants to purchase a total of 900,000 shares of Viragen's common stock.
                                    1.2 In this Agreement: -

         1.2.1 references to clauses, sub-clauses, Parts and the Schedule are to clauses, and sub-clauses, Parts and the Schedule to this Agreement;

         1.2.2 headings to Parts, clauses and in the Schedule are for convenience only and do not affect the interpretation of this Agreement;

         1.2.3 words importing the singular shall include the plural and vice versa; and

         1.2.4 references to any statute or statutory provision includes a reference to that statute or statutory provision as amended extended or re-enacted from time to time.

2        COMMENCEMENT AND DURATION

2.1 Subject to clause 2.4, this Agreement is subject to and conditional upon:-

         2.1.1    the Institute being satisfied, at its entire discretion that:

                  (a) Viragen has the necessary powers to enter into this Agreement, the Project Workplan, the letter dated of even date with this Agreement from the Institute to Viragen regarding the construction of a new biopharmaceutical facility for cGMP poultry production ("the Poultry Facility Letter") and the Warrant;

                  (b) Viragen has the necessary powers to issue and allot the Shares, fully paid and non-assessable and to the issue the Warrants pursuant to the terms of the Warrant;




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                  (c)      that the Board of Viragen has approved the terms of
                           the Agreement, the Workplan, the Warrant and the Poultry Facility Letter and the issue of the Shares;

                  (d) that the Board of Viragen has duly authorised Mr Gerald Smith to execute on its behalf this Agreement, the Workplan, the Warrant, Poultry Facility Letter and other ancillary documentation, and that Mr Gerald Smith is on the date of execution a duly appointed officer of Viragen; and

                  (e) and that the resolutions referred to above were validly passed at a properly convened meeting of the Board of Viragen and are in full force and effect; and

         2.1.2 Viragen delivering a share certificate for the Shares, fully paid and non- assessable, in terms entirely satisfactory to the Institute.

2.2 Notwithstanding the terms of clause 2.1, the Institute shall be entitled by notice in writing given to Viragen to waive (to such extent as the Institute may think fit) compliance with the any or all of the conditions stated in clauses 2.1.

2.3 Viragen shall use its best endeavours to procure that the conditions stated in -clause 2.1 are fulfilled as soon as practicable and in any event on or before the Effective Date but if the conditions in clause
         2.1 have not been fulfilled or waived by that date (or by such later date as may be agreed in writing between the parties), then save for this clause 2.3 and the accrued rights arising in respect of the operative provisions specified in clause 2.4;

         2.3.1 the whole of this Agreement (other than clause 2.3 and those referred to in clause 2.4);

         2.3.2    the Project Workplan and the Warrant; and

         2.3.3 the letter dated of even date herewith from the Institute to Viragen regarding the construction of a new biopharmaceutical facility for cGMP poultry production shall each thereupon become null and void ab initio.




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2.4      Notwithstanding clause 2.1 the following clauses of this Agreement shall come into force on 15 November 2000 and the remainder of this Agreement shall come into force on the fulfilment and/or waiver of all conditions stated in clause 2.1: -

                      CLAUSES TO COME INTO IMMEDIATE EFFECT

   Clause Number                                Heading
   -------------                                -------

         1                           Definitions and Interpretation
         2                             Commencement and Duration
  7.1,7.2 and 7.3          Confidentiality and Publication in relation to the
                                                Project

        18                                     Warranties
        23                                      Notices
        24                                     Variations
        25                                      Waivers
        26                                    Assignation
        27                                  Entire Agreement
        28                                    Severability
        30                                     Enticement
        31                                 Further Assurances
        32                                   Announcements
        33                                     Publicity
        34                                       Costs
        35                                   Governing Law





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2.5      This Agreement shall commence as provided in this clause 2 and shall, subject to clauses 20 (Termination) and 22 (Force Majeure) continue in force during the Project Period and thereafter, on a country by country basis in the Territory, as appropriate, until the later of:-

         2.5.1 the last to expire in the relevant country in the Territory of the Institute's patents or the patents derived from the Foreground Intellectual Property; or

         2.5.2 Know-how, derived from the Foreground Intellectual Property fifteen(15) years from the Effective Date or (in relation to countries within the EEA) ten years from the First Sale Date, whichever is the earlier.

3        PROJECT SCIENTIFIC ADVISORY BOARD

3.1 The parties shall, immediately following the Effective Date, establish a Project Scientific Advisory Board, to oversee and manage the Project. In particular, the Project Scientific Advisory Board shall:

         3.1.1    set the objectives and timetable of the Project Workplan;

         3.1.2 monitor progress against any agreed milestones and the timetable of the Project Workplan;

         3.1.3 advise and assist in the resolution of any scientific or technical difficulties which are experienced by the Researchers;

         3.1.4 review the results of the Project with a view to identifying patentable inventions;

         3.1.5    consider opportunities for patent filings and publications;

         3.1.6 consider issues relating to maintenance and prosecution of patents; and

         3.1.7 subject to Clause 5.2, propose amendments to the Project and the Project Workplan as may be necessary or desirable to give effect to this Agreement.

3.2 The Project Scientific Advisory Board shall comprise such number of members as are agreed between the Institute and Viragen, but shall always comprise an equal representation from the Institute and Viragen. For so long as he or she remains an employee of BBSRC working at the Institute, the Project Director shall be one of the



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         Institute's appointees. The Chairperson of the Project Scientific
         Advisory Board shall be the Project Director.

3.3 All members of the Project Scientific Advisory Board shall be given reasonable notice of meetings unless such requirement is unanimously waived by such members. The quorum for meetings of the Project Scientific Advisory Board shall be as agreed between the Institute and Viragen but as a minimum must comprise of at least one appointee of the Institute and at least one appointee of Viragen.

3.4 All decisions of the Project Scientific Advisory Board regarding the Project shall be by simple majority. In the case of an equality of votes the Chairperson shall have a casting vote.

3.5 Except as otherwise provided in this clause 3, the procedures of the Project Scientific Advisory Board, the way in which it is conducted and subject to clause 5.2 the frequency of its meetings shall be determined by the Project Scientific Advisory Board itself.

3.6 All formal communications between the parties relating to the conduct of the Project pursuant to this Agreement shall be made through the Project Scientific Advisory Board.

4        PROJECT WORK

4.1 The Institute shall start work on the Project on the Effective Date and shall perform the Project in accordance with the terms of this Agreement and the Project Workplan and shall allocate such Researchers, resources and equipment as are in the Institute's view necessary for the proper running of the Project. The Institute and Viragen may at any time amend the Project Workplan in accordance with clause 5.2.



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4.2    The Project shall be carried out under the personal direction of the
       Project Director, who shall have responsibility for the day-to-day running, control and management of the Project and whose duties shall include, but shall not be limited to, the allocation of work to be undertaken under the Project Workplan (having regard for the relevant skill and experience of the Researchers) and the promotion of the performance of the Project Workplan. In the event that the Project Director becomes unable or unwilling to continue the Project, and a mutually acceptable substitute is not identified within a period of two hundred and forty (240) days, either the Institute or Viragen shall have the option to terminate the Project by serving a further sixty (60) days written notice to that effect on the other party.

4.3 The Institute and Viragen will co-operate with each other to complete the Project and to cause it to run as smoothly as possible.

4.4 To the extent related to the Project, the parties shall no later than the Effective Date provide to each other their respective Background Intellectual Property as is in or can be rendered into material form and, during the continuance of this Agreement, the parties shall promptly disclose to each other any Background Intellectual Property which they are at liberty to disclose and, Viragen shall, at its own expense, give such help and assistance to the Institute during the Project Period as is reasonably required and requested by the Institute and, further, Viragen shall use its reasonable endeavours, with the assistance of the Institute and the Project Director, to secure within one hundred and eighty (180) days of the Effective Date the appointment by Viragen of a scientist of appropriate scientific standing as determined by the Project Director to work on the Project with, and in addition to, the Project Director.

4.5 In the performance of services in relation to the Project the Institute shall be deemed to be and shall be an independent contractor. Neither party is authorised to act as agent for the other for any purpose and shall not on behalf of the other enter into any contract, warranty



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         or representation as to any matter. Save as provided for by the terms of this Agreement, neither party shall be bound by the acts or conduct of the other.

4.6 Subject to Clause 4.1, whilst the Institute will use all reasonable endeavours to ensure the accuracy of the work performed and any information given in connection with the Project, the Institute makes no warranty, express or implied, as to the success of the Project and will not be held responsible for any consequence arising out of any inaccuracies or omissions unless such inaccuracies or omissions are the result of any negligent act or wilful default on the part of the Institute.

5        PROJECT REPORTING

5.1 Written Project reports shall be provided by the Institute to Viragen every three (3) months, and a final report shall be submitted by the Institute within six (6) months of the completion of the Project or, if earlier, termination of the Project.

5.2. At the outset of the Project and during the Project Period, the Project Scientific Advisory Board will meet at times and places mutually agreed and in any event at least once in every three (3) months (with the first such meeting to take place within three (3) months of the Effective Date) to discuss the progress and results, as well as the ongoing plans, or changes therein, of the Project Workplan (including, but without limitation, extension of the Project Period and increases/decreases to the Project Costs). Viragen shall pay any travelling, accommodation or other costs reasonably incurred by the Institute under this clause 5.2. for such meetings during the Project Period.

5.3. Subject to the terms of clause 4.6, in the event that the Project Scientific Advisory Board should consider that an aspect of the research work performed under the Project does not meet the level of accuracy anticipated by the parties or unnecessary errors have been



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          produced, such work shall be repeated by the Institute at no extra cost to Viragen, together with any corresponding and necessary alteration to the Project Period.

5.4 The parties agree that the obligations of the Institute in relation to the Project shall cease upon delivery of the final report pursuant to clause 5.1 and that no liability whatsoever, save in the event of negligence or wilful default by the Institute, shall rest upon the Institute for the effects of any Products and/or Services or any other product or process that may be produced or adopted by Viragen or any other party notwithstanding that the formulation of such products or process may be based upon the findings of the Project.

6        PROJECT COST

6.1 To enable the Institute to undertake the Project and to provide the necessary facilities in connection therewith, Viragen shall pay to the Institute the Project Cost in the manner set out in Part 5 of the Schedule to an account notified in writing by the Institute to Viragen.

6.2 In the event of termination of the Project before the end of the Project Period, Viragen shall pay all costs reasonably incurred prior to the date of said termination and falling due for payment in relation to the Project up to the date of termination and all expenditure falling due for payment after the date of termination which arises from commitments reasonably and necessarily incurred by the Institute, and which the Institute can reasonably demonstrate that it is unable to cancel, for the performance of the Project prior to the date of termination, provided always that in no event shall Viragen be liable to the Institute in aggregate for payments made under Part 5 of the Schedule and 6.3 totalling more than the Project Cost.

7        CONFIDENTIALITY AND PUBLICATION IN RELATION TO THE PROJECT





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7.1      The parties undertake that they shall at all times observe their respective obligations under the Confidentiality Agreement the terms of which are incorporated into this Agreement but in the event of any conflict between the Confidentiality Agreement and this Agreement, this Agreement shall prevail.. The Institute agrees that it shall, at all times during and after the term of this Agreement maintain confidentially in relation to Project except to extent that the Institute shall be entitled to enter into any licence or sub-licence pursuant to clause 8.4, subject always to the provisions of this Clause 7.

7.2 Both parties undertake and agree that they shall not (and they shall procure that their respective employees, consultants, representatives, sub-contractors and agents do not) disclose or permit to be disclosed to any third party, nor make use of or permit to be made use of, any trade secrets or confidential information relating to the disclosing party's technical and proprietary information, business secrets or business affairs or finances ("the Confidential Information") and the recipient party shall at all times during the continuance of this Agreement and thereafter maintain confidentiality in relation to the Confidential Information which is disclosed to the recipient party under this Agreement or any other agreement referred to herein. The recipient party shall ensure that its respective employees, consultants, representatives, sub-contractors and agents are made fully aware of the obligations of confidentiality under this Agreement and each are bound by conditions of secrecy no less strict than those set out in this Agreement, which conditions the disclosing party hereby agrees to enforce.

7.3 The obligations of confidentiality contained in clauses 7.1 and 7.2 shall not extend to Background Intellectual Property of the Institute or to publication or presentations permitted in accordance with the provisions of clause 7.4, nor to any information which:-

         7.3.1 is, was or has become generally available to the public otherwise than by reason of breach by the recipient party of the provisions of this Agreement; or




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         7.3.2    is or was known to the recipient party and is or was at its free disposal prior to its receipt from the disclosing party provided that such prior knowledge can be demonstrated by written evidence; or

         7.3.2 is subsequently disclosed to the recipient party without obligations of confidence by a third party owing no such obligations in respect thereof to the disclosing party; or

         7.3.4 is required to be disclosed to any governmental or other authority or other regulatory body including, without limitation, the Ministry of Agriculture Fisheries and Food, the Biotechnology and Biological Sciences Research Council or by the rules of any stock exchange ,including US securities regulations, and as may be required under the National Audit Act 1983 or otherwise legally required to be disclosed, provided always that the recipient party shall use its best endeavours to limit any such disclosure to a minimum, provided that in using such information the recipient party shall not take any action which would prevent protection of any Intellectual Property or Foreground Intellectual Property contained in such information.

7.4 Viragen acknowledges that it is Institute policy that the results of the Project be published, and any proposals for publications (including public presentations) containing any details of work or results generated from the Project shall be considered for such publication or presentation by the Project Scientific Advisory Board, who agrees that the Project Director and/or any Researchers engaged in the Project may present at seminars, symposia, national or regional professional meetings, and to publish in journals, theses or dissertations, or otherwise, methods and results of the Project, provided however that the Project Scientific Advisory Board shall have been furnished with copies of any proposed publication and presentation at least two (2) months in advance of the submission of such proposed publication or presentation to a journal, editor, or other third party. The Project





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         Scientific Advisory Board shall have one month after receipt of said copies, to object to such proposed presentation or proposed publication if in the Project Scientific Advisory Board's reasonable opinion a delay of publication is necessary in order to protect its commercial interests, or the commercial use to Viragen of information derived from the Project or because there is patentable or commercially sensitive subject matter which needs protection. In the event that the Project Scientific Advisory Board makes such objection the Project Director or the Researchers shall refrain from making such publication or presentation until Viragen has obtained satisfactory protection of such work or results. In the event that the Project Scientific Advisory Board in making such objection can reasonably demonstrate that certain information contained in such proposed presentation or publication if disclosed would have a detrimental effect on Viragen's commercial interest, such information shall be removed from the proposed presentation or publication such that said information may not be discerned therefrom and be delayed from further publication for a period of two (2) years from the end of the Project. Every publication published in accordance with the terms of this clause 7.4 shall acknowledge the contribution of Viragen to the Project, the text of such acknowledgments shall be agreed by the Project Scientific Advisory Board prior to publication.

8        INTELLECTUAL PROPERTY

8.1 Subject to clause 8.2, for the avoidance of doubt, all Background Intellectual Property used in connection with the Project shall remain the property of the party introducing the same.

8.2 Viragen grants to the Institute a royalty-free, non-exclusive right and licence to use the Viragen Background Intellectual Property disclosed by Viragen to the Institute under clause 4.4 to such extent as is necessary to enable the Institute to undertake the Project.




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8.3      As between the Institute and Viragen the Foreground Intellectual
         Property shall belong to Viragen, subject to the licence granted to the Institute in accordance with clause 8.4 and the re-assignation of the Foreground Intellectual Property in favour of the Institute pursuant to clause 9.3

8.4 Subject to provisions of confidentiality contained in Clause 7 of this Agreement and the Confidentiality Agreement, Viragen hereby grants the Institute a world wide royalty free licence (with the right to sub-licence) of the Foreground Intellectual Property academic research and teaching purposes and for the purpose of non commercial collaboration with other academic parties, charitable, research and other not for profit organisations, provided always that Viragen shall have the opportunity to review, the terms of any such sub-licence. In addition the Institute undertakes that it shall obtain from any such third party an undertaking of confidentiality on terms no less onerous than those contained in this Agreement and the Confidentiality Agreement, and that the Institute shall obtain such undertaking prior to entering into any discussions or negotiations with such third party.

9          PROTECTION AND EXPLOITATION OF FOREGROUND INTELLECTUAL PROPERTY

9.1 Pursuant to the terms of clause 8.3, the Institute shall promptly notify Viragen of any Foreground Intellectual Property conceived and/or made during the Project Period under the Project and Viragen will, if, in its sole discretion, it should deem it appropriate and with the assistance in all material respects of the Institute, but at Viragen's own cost, use all reasonable endeavours to promptly prepare, file and prosecute any patent application, or application for other intellectual property protection, in respect of the Foreground Intellectual Property in those countries where Viragen, in its sole discretion, believes there is a reasonable prospect of a commercial return. While Viragen shall be responsible for making decisions regarding the scope and content of application(s) to be filed and the prosecution thereof, the Institute shall be given an opportunity to review and provide input thereto. Viragen shall keep the Institute advised as to all developments with respect to such applications(s) and shall promptly supply to the Institute copies of all papers received and filed in connection with the prosecution thereof in sufficient time for the Institute to comment thereon. Thereafter, Viragen shall, at its own cost, use all reasonable endeavours to prosecute and maintain such applications(s) and the resultant patents.

9.2 Provided always that the Institute has made all relevant disclosure to Viragen and Viragen has not decided to maintain the relevant Foreground Intellectual Property as Know-how, if Viragen elects not to exercise its rights to apply for protection of Foreground Intellectual Property or decides to discontinue the prosecution or maintenance of such protection, Viragen shall notify the Institute accordingly and the Institute may require an assignation, free from encumbrances, of the full right, title and interest in such Foreground Intellectual Property and in and to any application(s) in respect thereof and the Institute shall be free to file or continue to prosecute or maintain any such application(s) and to maintain any protection issuing therefrom at the Institute's sole expense and for its exclusive benefit.

9.3 Viragen shall have a period of two (2) years or such other period as may be agreed between the parties in writing from the end of the Project (whether at the end of the Project Period or earlier if this Agreement is terminated pursuant to clauses 4.2 and 20 or later if the Project Period is extended in accordance with clause 5.2) in which to commence Commercial Exploitation of any Foreground Intellectual Property. If the Institute does not receive written evidence of such Commercial Exploitation within that period, the Institute shall be entitled at any time thereafter, by written notice to Viragen, to require the assignation free from encumbrances, of the full right, title and interest in such Foreground Intellectual Property and to any application(s) in respect thereof. In the event of any dispute arising between the parties as to whether Commercial Exploitation of the Foreground Intellectual Property has been achieved by Viragen ,which dispute is not resolved by the parties within a period of thirty days
         (30) from the date of receipt by the Institute of notification by Viragen , the matter shall be referred to the President from time to time of the Law Society of Scotland, whose decision shall be final. The costs of such referral shall be borne by the party designated to do so by the President of the Law Society of Scotland.

10         GRANT OF LICENCE OF THE INSTITUTE'S PATENTS

10.1 The Institute grants to Viragen, subject as provided below, the exclusive right and licence, with a right to sub-licence, under the Institute's Patents to research, develop, manufacture, and/or Supply the Products and/or Services and to commercialise, exploit, market, import and export and sell the Products and/or Services in the Field anywhere in the Territory.

10.2 If Viragen requires for the purpose of using or exploiting the Foreground Intellectual Property or the Institute's Patents access to Background Intellectual Property owned by the Institute, the Institute will grant a royalty-free, non-exclusive licence to Viragen to any such Background Intellectual Property that the Institute is free to licence for this specific purpose.

10.3 The licence and rights granted to Viragen in clauses 10.1 and 10.2 shall not in any manner prevent the Institute licensing or using in any way whatsoever its Background Intellectual Property and the Institute's Patents for its own academic research and teaching purposes and for non-commercial collaborations or from licensing or using as aforesaid its Background Intellectual Property and the Institute's Patents outside the Field. Viragen undertakes not to use the rights granted to it under clauses 10.1 and 10.2 outside the Field.

10.4 The Institute shall simultaneously upon the execution of this Agreement grant and enter with Viragen into a licence agreement in respect of the Institute's Patents in the form or substantially the form set out in
         Part 2 of the Schedule which licence shall be registered by

         Viragen with such Patent Offices in the Territory as it considers appropriate or as the Institute shall require, all at the expense of Viragen.

10.5 Nothing in this Agreement shall constitute any representation that the Institute's Patents (if patent applications) shall proceed to grant or if granted shall be valid or that the Products and/or Services do not fall within the scope of any Intellectual Property other than the Background Intellectual Property, the Institute Patents or the Foreground Intellectual Property.

11       SUB-LICENSING

11.1 Viragen shall have the right to grant a sub-licence under the rights and licences granted under clause 10.1 of this Agreement to any person with respect to the rights and licences granted under this Agreement PROVIDED THAT:

         11.1.1 Viragen shall ensure that there are included in the terms of any sub-licence the applicable like obligations and undertakings on the part of the sub-licensee as are contained in this Agreement (except this clause and the financial terms set forth in this Agreement) and shall further ensure that all sub-licensees duly observe and perform the same; and

         11.1.2 Viragen shall at all times indemnify and keep indemnified the Institute against all or any costs, claims, damages or expenses incurred by the Institute or for which the Institute may become liable as a result of the default or negligence of any sub-licensee.

12       VIRAGEN'S OBLIGATIONS UNDER THE LICENCES

12.1 Viragen shall use its reasonable endeavours to promote and expand the Supply of the Products and/or Services throughout the Territory.

12.2 Viragen shall comply in all material respects with the legal requirements applicable to the manufacture and Supply of the Products and/or Services.

12.3 Viragen shall in the normal course of reporting progress to the Institute, advise the Institute of any material regulatory matters related to the Project and /or the Products and/or Services.

12.4 Save in the event of any negligent act or wilful default on behalf of the Institute, Viragen shall at all times indemnify and keep indemnified the Institute against all or any costs or claims damages or expenses incurred by the Institute or for which the Institute may become liable with respect to any product liability claim with respect to all Products and/or Services Supplied or put into use by Viragen or any of its sub-licensees pursuant to this Agreement.

12.5 Viragen shall, prior to any Products being produced , or any Products and/or Services being Supplied or put into use by Viragen obtain and maintain adequate product liability insurance to meet its obligations to the Institute pursuant to clause 12.4 and shall supply the Institute with a copy of such insurance policy on request.

13       PATENT INFRINGEMENT AND MISUSE OF CONFIDENTIAL INFORMATION

13.1 Upon the occurrence of any infringement or suspected or threatened infringement of the Institute's Patents, the Institute and Viragen shall immediately consult to decide what steps shall be taken to prevent or terminate such infringement in relation to the Field.

13.2 The Institute or Viragen shall take all steps as may be agreed by them in pursuance of clause 13.1 including the institution of legal proceedings where necessary in the name of one of the parties in order to protect Viragen's rights in the Institute's Patents in the Field.

13.3 If the Institute fails within a reasonable period in the circumstances to take such steps as may be considered necessary or appropriate by Viragen (unless agreement shall have been reached in pursuance of clause 13.1) Viragen shall have the right and is hereby authorized by the Institute to take those steps independently, provided always that the Institute shall use its reasonable endeavours to ensure that any other licensees of the Institute's Patents are conjoined in any such proceedings, under conditions of confidentiality no less onerous than those contained in this Agreement. In so doing Viragen shall not be taken to be acting as the agent or in any way on behalf of the Institute but may file any proceedings in the name of the Institute, as necessary or in its own name, and the Institute shall give all reasonable assistance at Viragen's expense to facilitate any proceedings by Viragen. Viragen shall bear all costs but shall be entitled to retain for its own absolute benefit any damages, costs or other expenses awarded or recovered in any such proceedings.

14       MAINTENANCE OF THE INSTITUTE'S PATENTS

14.1 Provided always that the Institute shall notify Viragen of all material issues, the Institute shall be under no obligation to prosecute or maintain in force any of the Institute's Patents whether by the payment of any official fee (including without limitation any renewal fee) or by defending any action or proceeding in which a claim or counterclaim is made for the revocation of the Institute's Patents.

14.2 If the Institute in its absolute discretion decides not to prosecute, maintain or defend any of the Institute's Patents, Viragen shall be entitled to require the Institute to do so subject to Viragen and any other sub-licensee of the Institute's Patents jointly indemnifying the

         Institute and keeping it indemnified to its satisfaction against all costs and expenses thereby incurred by the Institute.

15       ROYALTIES

15.1     In consideration of the rights granted under clause 9.1,  Viragen shall

         15.1.1 pay to the Institute a royalty with respect to each Product and/or Services Supplied by Viragen of three and one half percent (3.5 %) of the Net Invoice Price of each Productand/or Service Supplied by Viragen;

         15.1.2 pay to the Institute a royalty of seventeen and one half percent ( 17.5 %) of the gross amounts received by Viragen at any time from any party in consideration of the grant of a sub-licence under all or any part of Viragen's rights under this Agreement (including, without limitation, all royalties, any up front licence fee and any other consideration (including equity or other stock) received by Viragen from any party which can reasonably be regarded as being payable in relation to a sub-licence) ; and

         15.1.3 immediately issue to the Institute the Shares which will be validly issued, fully paid and non- assessable and the Warrants. The form of the Warrant is annexed to this Agreement as Part 4 of the Schedule. Viragen agrees to register the shares and the shares of common stock underlying the Warrants under the Securities Act of 1933 at Viragen's cost and expense. For that purpose, Viragen agrees to use its best efforts to file a Registration Statement with the Securities and Exchange Commission relating to the aforementioned securities within forty five (45) days of the Effective Date.

15.2 For the avoidance of doubt, royalties shall become payable by Viragen under clause 15.1 of this Agreement in respect of each Product and/or
         Service:

         15.2.1   sold - when Viragen has received payment;

         15.2.2 lent, leased, let or hire or sold on hire purchase - when delivered to the borrower, lessor, lessee or hirer, whichever first occurs;

         15.2.3 disposed of by Viragen to any person otherwise than in accordance with sub-clauses 15.3.1 or 15.3.2, when delivered to such person; and

         15.2.4 put into use by Viragen or an Associated Company on behalf of a third party for value - immediately.

16       TAXATION

16.1     All sums due under this Agreement:

         16.1.1 are exclusive of any value added tax (or similar sales tax) which shall be payable in addition by Viragen on the rendering by the Institute of any appropriate value added tax or other invoice and Viragen shall pay any costs, interest and penalties due by reason of late payment of any such value added tax (or similar sales tax);

         16.1.2 shall be made in full without deduction of taxes charges and other duties (including any withholding or other income taxes) that may be imposed except where Viragen is required by law to make such deduction or withholding, in which event Viragen shall:

                  16.1.2.1 ensure that the deduction or withholding does not exceed the minimum amount legally required;

                  16.1.2.2 forthwith pay to the Institute such additional amount as shall result in the net amount received by the Institute being equal to the amount which would have been received by the Institute had no such deduction or withholding been made ;

                  16.1.2.3 pay to the applicable taxation or other authorities within the period for payment permitted by law the full amount of the deduction or withholding (including, but without prejudice to the generality of the foregoing, the full amount of any deduction or withholding from any additional amount paid pursuant to this sub-clause);

                  16.1.2.4 furnish to the Institute, within the period for payment permitted by law, either (a) an official receipt of the applicable taxation or other authorities for all amounts deducted or withheld as aforesaid or (b) if such receipts are not issued by the taxation or other authorities concerned on payment to them of amounts so deducted or withheld, a certificate of deduction or equivalent evidence of the relevant deduction or withholding; and

                  16.1.2.4 co-operate in all respects necessary to permit the Institute to take advantage of such double taxation agreements as may be available.

16.2 If any stamp taxes, registration taxes, turnover taxes, or other taxes, duties or governmental charges are levied on this Agreement by reason of its execution or performance, other than those identified in clause
         16.1 above, it shall be the responsibility of Viragen to pay all such taxes when due, provided always that the Institute shall provide Viragen with all reasonable assistance in relation to the same. Such taxes shall be in addition to other amounts payable by Viragen and shall not be set off against any of the amounts due to the Institute under this Agreement.

16.3 Viragen agrees to release and indemnify the Institute from and against all liability of whatever nature arising out of Viragen's failure duly and timeously to pay and discharge any of the above-mentioned taxes. The Institute shall notify Viragen of any such claim and Viragen shall control any defence arising from any such claim, provided always that the Institute has provided Viragen with assistance in all material respects.

17       OTHER PROVISIONS RELATING TO PAYMENT

17.1 Royalties arising under this Agreement shall be paid in sterling within thirty (30) days of the end of each successive quarterly period of three months commencing on 1 March, 1 June, 1 September, 1 December in every year to the credit of a bank account to be designated in writing by the Institute.

17.2 In the event of any delay in effecting payments due under this Agreement by the due date specified Viragen shall pay to the Institute interest (calculated on a daily basis) on the overdue payment from the date such payment was due to the date of actual payment at a rate of three per cent (3%) above the base lending rate of Bank of Scotland from time to time.

17.3 At the same time as payment of any royalties under this Agreement falls due Viragen shall submit or cause to be submitted to the Institute a statement in writing recording the calculation of royalty payable under this Agreement; in particular:

         17.3.1 the number of Products and/or Services which have been Supplied during the previous quarter;

         17.3.2 the Net Invoice Price of each Product and/or Service Supplied during the previous quarter;

         17.3.3 the gross income received by Viragen from any sub-licences granted in accordance with clause 10; and

         17.3.4 the amount of royalties due and payable and the amount of any tax deductible or due to be deducted.

17.4. Viragen shall keep proper records and books of account showing the description and price of Products and/or Services Supplied under this Agreement and of the amounts received from any sub-licensees appointed in accordance with this Agreement and such records shall, upon receipt by Viragen of reasonable notice from the Institute, be open to inspection by the Institute or its duly authorised agent or representative who shall be entitled to take copies of or extracts from the same. In the event that such inspection or audit should reveal a discrepancy in the royalties paid from those payable under this Agreement, Viragen shall immediately make up any shortfall and reimburse the Institute in respect of any professional charges incurred for such audit or inspection. In the event the examination determines a discrepancy of 3% or more relative to payments due the Institute, then all costs of the examination shall be paid by Viragen. In the event of any dispute arising in relation to such audit, the matter shall be referred to an independent auditor, chosen by agreement between the parties or ,failing such agreement within twenty one (21) days at the request of either party, nominated by the President from time to time of the Institute of Chartered Accountants in Scotland, whose decision shall be final. The costs of such independent audit shall be borne by the party designated to do so by the independent auditor.

17.5 The provisions of this clause 17 shall continue to apply notwithstanding termination or expiry of this Agreement until the settlement of all subsisting claims of the Institute.

17.6 A certificate signed by an independent auditor shall be sufficient to fix and ascertain any sums due by Viragen under this Agreement and shall be conclusive of the amount due.

18      WARRANTIES

18.1 Each party represents and warrants to the other party that as at 15 November 2000:-

         18.1.1 it has the power and authority to enter into and perform its obligations under this Agreement and that this Agreement constitutes a legally valid, binding and enforceable obligation (subject to remedies provided by law) of the parties;

         18.1.2   this Agreement does not and will not:-

                  (a) contravene any of its law or regulation, directive or judgement ; or

                  (b) result in any actual or potential breach of or default under any obligation, agreement or instrument to which it is a party or by which it is bound or which it requires to carry on business; or

                  (c) contravene any provision of its party's memorandum and articles of association and/or statutes and/or constitutional documents.

         18.1.3 there is no event which with the giving of notice or lapse of time may constitute a breach of this Agreement;

         18.1.4 no order has been made, petition presented or resolution passed for the its winding up and no meeting has been convened for the purpose of its winding up, no steps have been taken for the appointment of an administrator or receiver (including an administrative receiver) of all or any part of its assets; it has not made or proposed any arrangement or composition with its creditors or any class of its creditors; it is not insolvent, unable to pay its debts within the meaning of the insolvency legislation applicable it and it has not stopped paying its debts as they fall due; no unsatisfied judgement is outstanding against it and no event analogous to any of the foregoing has occurred in any jurisdiction;

         18.1.5 there are no pending, or to its knowledge (after due and careful enquiry), threatened actions or legal proceedings affecting either party which may have a material adverse effect on its business, assets or financial condition;

         18.1.6 it is not in breach of or in default under any agreement or obligation relating to (or analogous to) financial indebtedness.

18.2     Viragen undertakes to the Institute that:-

         18.2.1 so long as any sums or obligations are outstanding due to late payment under this Agreement, Viragen will provide the Institute with such financial and other reasonable information concerning Viragen's business, assets and affairs as the Institute may reasonably require and not available to the Institute as disclosed in Viragen's audited accounts including, but without limitation, quarterly management accounts which will be delivered to the Institute promptly and in any event not later than 10 days after the date of filing of reports with the Securities and Exchange Commission for each financial quarter of Viragen and annual audited accounts to be delivered to the Institute not later than sixty days after the financial year end of Viragen; and

         18.2.2 that all current and future mortgages, charges, securities or other encumbrances or security arrangements of Viragen are or shall be contained in the annual audited accounts of Viragen.

18.3 The Institute warrants to Viragen that as at 15 November 2000 that there is no actual or, to the best of its knowledge or belief, threatened infringement of, or other proceedings relating to, the Institute's Patents.

19        LIMITATION OF LIABILITY

19.1 Each party shall indemnify and hold the other party harmless from and against any and all claims, actions, damages, losses and expenses resulting from personal injury to or death of any employee, agent or representative of the other party engaged in the Project except where such injury or death is due to the negligent act or omission of the other party, its employees, agents or representatives.

20       TERMINATION

20.1 This Agreement may be terminated immediately by the Institute by serving written notice upon Viragen in the event of:-

         20.1.1 a failure by Viragen to meet its payment obligations in respect of the Project and /or any royalties arising under clause 14 and/or a failure by Viragen to observe or perform any terms or conditions on its part under this Agreement which failure is not remedied ninety (90) days after receipt of written notice specifying the alleged failure and the action required to remedy it; or

         20.1.2 Viragen challenging the validity or contesting the ownership of the Institute's Patents or the Institute's Background Intellectual Property.


20.2 This Agreement may be terminated immediately by either party without notice in the event of:-

         20.2.1 the liquidation or bankruptcy of the other party or a similar officer being appointed over the other party's assets or the other party ceasing or threatening to cease to carry on business or the equivalent of any of the foregoing occurring in respect of the other party in any jurisdiction; or

         20.2.2 both parties, acting reasonably and in good faith, agreeing that the Project is unviable due to an insurmountable technical obstacle.

21       CONSEQUENCES OF TERMINATION

21.1 In the event of expiry or termination of this Agreement howsoever arising, and subject to any express provisions set out elsewhere in this Agreement: -

         21.1.1 Viragen shall be entitled to Supply any stock of the Products manufactured prior to the date of termination, but shall not be entitled to manufacture any further Products;

         21.1.2 all outstanding sums payable by Viragen to the Institute shall immediately become due and payable and Viragen shall remain due to pay to the Institute any sums which subsequently accrue as a consequence of clause 21.1.1;

         21.1.3 each party shall return to the other any technical documentation or information received from the other party in the course of this Agreement and all copies of such material to the extent such remains confidential ;

         21.1.4 any sub-licences of the Institute's Patents granted by Viragen pursuant to clause 10.1 shall automatically terminate; and

         21.1.5 Viragen shall co-operate with the Institute in the cancellation of all or any licences registered with the relevant Patent Offices pursuant to this Agreement, and shall execute any and all such documents and do acts and things as may be reasonably required in such connection.

21.2 In the event of termination of this Agreement pursuant to clause 4.2, the Foreground Intellectual Property shall belong to Viragen.

21.3 In the event of termination of this Agreement by the Institute pursuant to clause 20.1 or 20.2.1, the Foreground Intellectual Property shall belong to the Institute and any sub-licences of the Foreground Intellectual Property granted by Viragen shall automatically terminate.

21.4 Upon termination or expiry of this Agreement howsoever arising all rights and licences granted in favour of the Institute or Viragen under this Agreement shall cease except and to the extent expressly provided otherwise under the terms of this Agreement.

21.5 Clauses 7, 9.2,12.4, 13, 16.3, and this clause 21 shall survive the termination of this Agreement howsoever arising.

21.6 Termination of this Agreement shall not affect any rights or obligations of either party which have accrued prior to the date of termination and all provisions which are expressed to or by implication survive the termination of this Agreement shall remain in full force and effect.

22.      FORCE MAJEURE

22.1 Neither party shall be liable for any delay in performing or for failure to perform its obligations hereunder if the delay or failure results from any cause or circumstance whatsoever beyond its reasonable control ("an event of force majeure"), provided the same arises without fault or negligence of such party. If in the event force majeure occurs, the date(s) for performance of the obligation affected shall be postponed for as long as is made necessary by the event of force majeure, provided that if any event of force majeure continues for a period of or exceeding six (6) months, the aggrieved party shall have the right to terminate this Agreement forthwith by written notice to the other party. Each party shall use its reasonable endeavours to minimise the effects of an event of force majeure.

23.      NOTICES

23.1 Notice under this Agreement shall be given by delivery by hand (upon verification of receipt), pre-paid air mail post, courier or transmitted by facsimile and addressed as follows:-

         In the case of Institute:

         Roslin Institute (Edinburgh)
         Roslin
         Edinburgh
         Midlothian EH25 9PS

         For the attention of:       Assistant Director (Company Secretary)

         In the case of Viragen:

         Viragen, Inc.
         C/o Viragen (Scotland) Limited
         Pentlands Science Park
         Bush Loan
         Penicuik
         Midlothian
         EH26 0PZ

         For the attention of:       Dr Magnus Nicolson

23.2 If a party changes its address for notification purposes, then it shall give the other party prior written notice of the new address and the date on which it shall become effective.

23.3 Any notice will be deemed to be delivered if sent by personal delivery or courier upon delivery at the address of the relevant party if sent by pre-paid airmail post fourteen (14) days after the date of posting and if sent by facsimile upon confirmation of transmission.

24       VARIATIONS

24.1 No variation of or amendment to this Agreement shall bind either party unless made in writing and signed by both parties hereto. Both parties shall at all times remain willing to discuss possible contractual variations that have been prompted by technical or other factors although neither party shall have any obligation to agree to any such variation proposed.

25       WAIVERS

25.1 Failure by either party to enforce or exercise, at any time or for any period, any term of this Agreement, does not constitute, and shall not be construed as, a waiver of such term and shall not affect the right later to enforce such term or any other term herein contained.

26       ASSIGNATION

26.1 Neither party may assign, transfer, sub-contract or otherwise dispose of the benefit or burden of this Agreement to a third party without the prior consent of the other party such consent not to be unreasonably withheld or delayed save that:-

26.2 the Institute may assign the benefit and burden of this Agreement to any wholly owned subsidiary of the Institute; and

26.3 Viragen may assign the benefit and burden of this Agreement in connection with the disposal of all its assets whether by way of sale, merger or other corporate re-organisation provided in so doing Viragen shall impose at the date of such disposal and provide to the Institute a binding and effective continuing contractual obligation on the assignee in favour of Viragen and the Institute to prohibit the assignee from using the Background Intellectual Property, the Foreground Intellectual Property and/or the Institute's Patents to provide any Products and/or Services or carry out experiments or research using the same in any country within the Territory which are illegal under the laws of the United States of America and/or the United Kingdom of Great Britain and Northern Ireland as at the date on which the Products and/or Services are provided or which the experiments are carried out or the research is conducted. Receipt by the Institute from Viragen of confirmation in terms satisfactory to the Institute pursuant to this clause 26.2 shall discharge Viragen from any further obligation in respect of this clause.

27       ENTIRE AGREEMENT

27.1 This Agreement together with the Work Plan, the Confidentiality Agreement, the Heads of Agreement the Poultry Facility Letter (as defined in clause 2) and the Warrant constitutes the entire Agreement and understanding between the parties with respect to the subject matter hereof and supersedes any prior agreement, understanding or arrangement between the parties, whether oral or in writing. No representation, undertaking or promise shall be taken to have been given or be implied from anything said or written in negotiations between the parties prior to this Agreement except as expressly stated in this Agreement. Neither party shall have any remedy in respect of any untrue statement made to it upon which it has relied in entering into this Agreement (unless such untrue statement was made fraudulently) and that party's only remedy shall be for breach of contract as provided in this Agreement.

28       SEVERABILITY

28.1 The invalidity or unenforceability of any term of or any right arising pursuant to this Agreement shall not adversely affect the validity or enforceability of the remaining terms and rights.

29       SURVIVAL

29.1 Provisions of this Agreement which either are expressed to survive its termination or from their nature or context it is contemplated that they are to survive such termination shall remain in full force and effect notwithstanding such termination. Any successor or assignee of a party's interest shall expressly assume in writing the performance of all the terms and conditions of the Agreement to be performed by said party and such assignment shall not relieve the assignor of any of its obligations under this Agreement.

30       ENTICEMENT

30.1 Both parties undertake that they shall not without the the other party's prior written consent either during or after expiry or termination of this Agreement for any reason engage, employ or otherwise solicit for employment any person who during the continuance of this Agreement was an employee or engaged by or on behalf of the other party.

31       FURTHER ASSURANCES

31.1 The parties shall do and execute all such further acts and things as are reasonably required to give full effect to the rights given and the transactions contemplated by this Agreement.

31.2 The Institute shall use its reasonable endeavours to cooperate with Viragen to obtain any additional licences from Geron Corporation required to exploit the Products and/or Services in the Field.

32       ANNOUNCEMENTS

32.1 The parties agree that upon entering this Agreement they shall issue a joint press release concerning this Agreement the timing , content, wording and distribution of which shall be agreed in writing by the parties. Viragen shall in advance of any disclosure of any document or the like falling with the exceptions of clause 7.3.4, and in particular, before filing any document or the like in connection with this Agreement with the Securities and Exchange Commission, provide a copy thereof to the Institute and take into account the Institute's reasonable comments thereon.

32.2 The Institute shall, at Viragen's cost, provide all reasonable assistance and co-operation to Viragen on scientific issues relating to all investor and public relations undertaken by Viragen in relation to the Project including, but not limited to, interviews, press releases and scientific meetings but subject always to the availability of representatives of the Institute.

33       PUBLICITY

33.1 Viragen will not use the name of the Institute, or any member of the Institute's Project staff, including the Project Director, in any publicity, advertising or news release without the prior written approval of the Institute and for such purposes, amongst others, the Project Director may give such approval. The Institute will not use the name of Viragen, or any employee of Viragen, in any publicity without the prior written approval of Viragen. Both parties shall agree the wording of any publicity, advertising or news release.

34       COSTS

34.1 Viragen shall meet all of the Institute's reasonable costs (including legal fees and expenses) associated with the parties entering into this Agreement and the Warrant and any ancillary documentation relating thereto.

35       GOVERNING LAW

35.1 This Agreement shall be governed by and construed in accordance with the law of Scotland and the parties hereby submit to the non exclusive jurisdiction of the Scottish courts: IN WITNESS WHEREOF these presents consisting of this and preceding thirty eight pages together with the
         Schedule in five parts are executed as follows:-


         Subscribed for and on behalf of
         ROSLIN INSTITUTE (EDINBURGH)
         at Edinburgh
         on 15 November 2000
         by Grahame Bulfield, Director
                                                --------------------------------
                                                Director

         before the following witness:-
         ------------------------------------
         Witness
         ------------------------------------
         Full Name
         ------------------------------------
         Address
         ------------------------------------
         Occupation
         ------------------------------------
         Subscribed for and on behalf of
         VIRAGEN INC
         at Edinburgh
         on 15 November 2000
         by Gerald Smith, Chairman and CEO
                                                --------------------------------
                                                Chairman and CEO

         and Magnus Nicolson, COO               --------------------------------
                                                COO

                                    SCHEDULE

This is the schedule referred to in the foregoing Development, Licence and Collaboration Agreement between (1) Roslin Institute (Edinburgh) and (2) Viragen Inc dated 15th November 2000.

                                     PART 1

                                     PATENTS

1.       MARINER (USE OF MARINER IN THE PRODUCTION OF TRANSGENIC ANIMALS)

         Date                   Country                  Application Number
                                International            PCT/GB98/02517





2.       PERRY (IN VITRO EMBRYO CULTURE TECHNIQUE)

         Date                   Country                  Application Number
         30 April 1991          US                       5,011,780
         15 December 1993       European                 0295964




Perry Patent has also been granted in the following Countries:- Canada, Ireland, Finland, Israel, Japan, New Zealand, Portugal and South Africa

                                     PART 2

                            SHORT FORM PATENT LICENCE

                                               CONFIRMATORY PATENT LICENCE
                                                        AGREEMENT

                                                         between

                                    (1)      ROSLIN INSTITUTE (EDINBURGH), a
                                             company incorporated in Scotland
                                             under the Companies Acts with
                                             registered number 157100 and having
                                             its registered office at Roslin,
                                             BioCentre Midlothian EH25 9PS
                                             ("Institute")

                                                           and

                                    (2)      VIRAGEN INC. a Delaware corporation
                                             having principal place of business
                                             at 865 South West 78th Avenue,
                                             Plantation, Florida, United States
                                             of America ("Viragen")

WHEREAS

(A) The Institute and Viragen entered into an agreement dated 15th November 2000 ("the Main Agreement") in terms of which the Institute agreed to grant Viragen a licence under [insert patent details] ("the Institute's Patents").

(B)      Accordingly, the parties have now agreed to enter into this Agreement.

NOW IT IS HEREBY AGREED as follows:-

1. Pursuant to clause 10.1 of the Main Agreement, the Institute hereby grants to Viragen the exclusive right and licence under the Institute's Patents to manufacture and provide the Products and/ or Services and to commercialise, exploit, market, import and export and sell the Products and /or Services in the Field anywhere in the Territory (as those terms are defined in the Main Agreement for the life of the Institute's Patents (unless this Agreement is terminated earlier) and subject always to the provisions of the Main Agreement.

2. This Agreement shall terminate without notice in the event of termination of the Main Agreement for any reason.

3. For the avoidance of doubt this Agreement is granted pursuant to the Main Agreement and not in substitution therefor and nothing contained in this Agreement shall in any way derogate from the Main Agreement which shall remain in full force and effect.

4. This Agreement shall be governed by and construed in accordance with the laws of Scotland and the parties hereby submit to the non-exclusive jurisdiction of the Scottish Courts:

         IN WITNESS WHEREOF

                                     PART 3

                               HEADS OF AGREEMENT

                                     PART 4

                                     WARRANT

         THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE SOLD, OFFERED FOR SALE, ASSIGNED, TRANSFERRED OR OTHERWISE DISPOSED OF, UNLESS REGISTERED PURSUANT TO THE PROVISIONS OF THE SECURITIES ACT OR AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY IS OBTAINED STATING THAT SUCH DISPOSITION IS IN COMPLIANCE WITH AN AVAILABLE EXEMPTION FROM SUCH REGISTRATION.

                                                               November 15, 2000


                                  VIRAGEN, INC.
             (INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE)

               WARRANT FOR THE PURCHASE OF SHARES OF COMMON STOCK

         FOR VALUE RECEIVED, VIRAGEN, INC. (the "Company"), a Delaware corporation, having its principal offices at 865 S.W. 78th Avenue, Suite 100, Plantation, Florida 33324, Fax No. 00 1 954 233 1414 grants to ROSLIN INSTITUTE (EDINBURGH) a company incorporated in Scotland under the U.K. Companies Act 1985 with registered number 157100 and having its registered office at Roslin, Midlothian, EH 25 9PS, Fax No. 0131 527 4439 (the "Holder"), the right to purchase from the Company up to 900,000 fully paid and non-assessable shares of Common Stock at a price per share (the "Exercise Price"), term and vesting schedule and conditions hereinafter set forth.

         This Warrant is issued pursuant to that certain Development, Licence and Collaboration Agreement made and entered into as of the date hereof by and between the Holder and the Company (the "Agreement").

         The term "Common Stock" means the Common Stock, par value $.01 per share, of the Company. The number of shares of Common Stock to be received upon the exercise of this Warrant may be adjusted from time to time as hereinafter set forth. The shares of Common Stock deliverable upon such exercise, and as adjusted from time to time, are hereinafter referred to as "Warrant Stock." The term "Other Securities" means any other equity or debt securities that may be issued by the Company in addition thereto or in substitution for the Warrant Stock. The term "Company" means and includes the corporation named above as well as (i) any immediate or more remote successor corporation resulting from the merger or consolidation of such corporation (or any immediate or more remote successor corporation of such corporation) with another corporation, or (ii) any corporation to which such corporation (or any immediate or more remote successor corporation of such corporation) has transferred its property or assets as an entirety or substantially as an entirety.

         The Holder agrees with the Company that this Warrant is issued, and all the rights hereunder shall be held subject to, all of the conditions, limitations and provisions of the Agreement to which this Warrant is attached and as set forth herein.

1. EXERCISE PRICE AND WARRANT VESTING.

Subject to adjustment as hereinafter provided, the Exercise Price of this Warrant is $1.463 per share (representing the average closing price of the Company's Common Stock, as published by the American Stock Exchange, over the thirty (30) trading days prior to the date hereof.

                  This Warrant is immediately exercisable as to 150,000 shares of Common Stock and shall vest in equal amounts (150,000 shares) up to the remaining 750,000 shares of Common Stock (subject to adjustment as described in Section 8) every six (6) months commencing six months after the date of this Warrant, provided the Agreement shall be in full force and effect as of the date of vesting of each subsequent increment.

2. EXERCISE OF WARRANT.

Following vesting, this Warrant may be exercised as to the specified amount of Warrant Stock, in whole or in part, but if in part, in minimum increments of 50,000 shares at any time, or from time to time during the period commencing on the vesting date and expiring 5:00 p.m. Eastern Time three (3) years from the date on which the final increment of shares vests in the Holder (the "Expiration Date") or, if such day is a day on which banking institutions in New York are authorized by law to close, then on the next succeeding day that shall not be such a day, by presentation and surrender of this Warrant to the Company at its principal office with the Warrant Exercise Form attached hereto duly executed and accompanied by payment (either in cash or by certified or official bank check, payable to the order of the Company) of the Exercise Price for the number of shares specified in such form and instruments of transfer, if appropriate, duly executed by the Holder or its duly authorized attorney. If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the rights of the Holder thereof to purchase the balance of the shares purchasable hereunder. Upon receipt by the Company of this Warrant, together with the payment of the Exercise Price at its office in proper form for exercise, the Holder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such shares of Common Stock shall not then be actually delivered to the Holder. The Company shall pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Common Stock on exercise of this Warrant.

3. CONVERSION OF WARRANT ON A CASHLESS BASIS.

                  (a) The Holder shall also have the right (the "Conversion Right") at any time when this Warrant may be exercised to convert all or any portion of this Warrant into such number of shares (rounded to the nearest whole share) of Company Common Stock equal to the quotient obtained by dividing (i) the "Aggregate Warrant Spread" as of the date the Conversion Right is exercised, by (ii) the "Market Price of the Common Stock" as of the date the Conversion Right is exercised. The Conversion Right shall be exercisable, at any time that this Warrant is exercisable pursuant to Section 1 above, by surrendering this Warrant with the Conversion Form attached hereto filled in and duly executed by such Holder or by such Holder's duly authorized attorney to the Company at its principal office.

                  (b) For purposes of this Section 3, the "Aggregate Warrant Spread" of all or a portion of this Warrant as of a particular date shall equal (i) the Market Price of the Common Stock multiplied by the number of shares of Common Stock purchasable upon exercise of all or such portion of this Warrant on such date, minus (ii) the Exercise Price multiplied by the number of shares of Common Stock purchasable upon exercise of all or such portion of this Warrant on such date. For purposes of this Warrant, the "Market Price of the Common Stock" as of a particular date shall equal: (i) if the Common Stock is traded on an exchange or is quoted on either the Nasdaq National Market or Small-Cap Market, then the average of the closing or last sale prices, respectively, reported for the 10 trading days immediately preceding such date, or (ii) if the Common Stock is not traded on an exchange, the Nasdaq National Market, or the Nasdaq Small-Cap Market but is traded in the local over-the-counter market, then the average of the mid-points between the highest bid and lowest asked quotations for each of the 10 trading days immediately preceding such date.

4. REGISTRATION RIGHTS.

                  (a) Registration. The Company agrees to (i) promptly after the date hereof and in any event within forty five (45) days after the date hereof file a registration statement to register under the Securities Act the Warrant Stock and the 100,000 shares of Common Stock of Viragen owned by the Holder as issued pursuant to the Development, Licence and Collaboration Agreement ("the Existing Shares") for resale, (ii) respond promptly and appropriately to any comments received from the Securities and Exchange Commission (the "SEC") with respect to the registration statement and (iii) file such amendments to the registration statement as the Company deems appropriate in order to have the SEC declare such registration statement effective. The Company agrees that upon 10 business days' notice prior to any period in which the Holder intends to engage in offers or sales of the Warrant Stock or the Existing Shares, the Company shall file such amendments or supplements to the registration statement and/or prospectus as the Company considers necessary to keep such registration statement and/or prospectus current for a period of 30 days. The Holder by its acceptance hereof agrees (i) to provide the Company in writing with any information the Company has requested for use in connection with preparing or filing such registration statement or prospectus, (ii) to indemnify the Company as provided below, and (iii) not to engage in any public offering or sale of the Warrant Stock or the Existing Shares during any period in which such registration statement and/or prospectus is not current. The Company's obligation under this Section 4 shall expire after the period specified in Rule 144 has elapsed following the date hereof.

                  (b) Expenses. With respect to the registration pursuant to this Section 4, the Company shall bear the following fees, costs, and expenses: all registration, filing and NASD fees, printing expenses, fees and disbursements of counsel and accountants for the Company, fees and disbursements of counsel for the underwriter or underwriters of such securities, all internal expenses, the premiums and other costs of policies of insurance against liability arising out of the public offering, and legal fees and disbursements and other expenses of complying with state securities laws of any jurisdictions in which the securities to be offered are to be registered or qualified. Fees and disbursements of special counsel and accountants for the selling Holder, underwriting discounts and commissions, and transfer taxes for selling Holder shall be borne by the selling Holder.

                  (c) Indemnification. The Company hereby indemnifies the Holder of this Warrant and of any Warrant Stock and the Existing Shares and the officers and directors, if any, who control such Holder, within the meaning of Section 15 of the Securities Act, against all losses, claims, damages, and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or Prospectus (and as amended or supplemented if the Company shall have furnished any amendments thereof or supplements thereto), any Preliminary Prospectus or any state securities law filings or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any untrue statement or omission contained in information furnished in writing to the Company by the Holder expressly for use therein; and the Holder by its acceptance hereof severally agrees that it will indemnify and hold harmless the Company, each of its officers who signs such Registration Statement, and each person, if any, who controls the Company, within the meaning of Section 15 of the Securities Act, with respect to losses, claims, damages or liabilities which are caused by any untrue statement or omission contained in information furnished in writing to the Company by the Holder expressly for use therein.

5. RESERVATION OF SHARES.

The Company will at all times reserve for issuance and delivery upon exercise of this Warrant all shares of Common Stock or other shares of capital stock of the Company (and Other Securities) from time to time receivable upon exercise of this Warrant. All such shares (and Other Securities) shall be duly authorized and, when issued upon such exercise, shall be validly issued, fully paid and non-assessable and free of all preemptive rights.

6. FRACTIONAL SHARES.

No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant, but the Company shall pay the holder an amount equal to the fair market value of such fractional share of Common Stock in lieu of each fraction of a share otherwise called for upon any exercise of this Warrant. For purposes of this Section 6, the fair market value of a share of Common Stock shall be determined as follows:

                  (a) If the Common Stock is listed on a national securities exchange or admitted to unlisted trading privileges on such exchange or listed for trading on the NASDAQ system, the current market value shall be the last reported sale price of the Common Stock on such exchange or system on the last business day prior to the date of exercise of this Warrant or, if no such sale is made on such day, the average of the closing bid and asked prices for such day on such exchange or system; or

                  (b) if the Common Stock is not so listed or admitted to unlisted trading privileges, the current market value shall be the mean of the last reported bid and asked prices reported by the National Quotation Bureau, Inc. on the last business day prior to the date of the exercise of this Warrant; or

                  (c) If the Common Stock is not so listed or admitted to unlisted trading privileges and bid and asked prices are not so reported, the current market value shall be an amount, not less than book value thereof as at the end of the most recent fiscal year of the Company ending prior to the date of the exercise of the Warrant, determined in such reasonable manner as may be prescribed by the Board of Directors of the Company.

7. RIGHTS OF THE HOLDER.

Prior to the exercise of this Warrant, the Holder shall not, by virtue hereof, be entitled to any rights of a stockholder in the Company, either at law or in equity, and the rights of the Holder are limited to those expressed in this Warrant.

8. ANTI-DILUTION PROVISIONS.

                  8.1 ADJUSTMENT FOR RECAPITALIZATION. If the Company shall at any time subdivide its outstanding shares of Common Stock (or Other Securities at the time receivable upon the exercise of the Warrant) by recapitalization, reclassification or split-up thereof, or if the Company shall declare a stock dividend or similar distribution of shares of Common Stock to its stockholders, the number of shares of Common Stock subject to this Warrant immediately prior to such subdivision shall be proportionately increased, and the Exercise Price shall be proportionately decreased, and if the Company shall at any time combine the outstanding shares of Common Stock by recapitalization, reclassification or combination thereof, the number of shares of Common Stock subject to this Warrant immediately prior to such combination shall be proportionately decreased, and the Exercise Price shall be proportionately increased. Any such adjustments pursuant to this Section 8.1 shall be effective at the close of business on the effective date of such subdivision or combination, or if any adjustment is the result of a stock dividend or distribution, then the effective date for such adjustment based thereof shall be the record date therefor.

                  8.2 ADJUSTMENT FOR REORGANIZATION, CONSOLIDATION, MERGER, ETC. In case of any reorganization of the Company (or any other corporation, the securities of which are at the time receivable on the exercise of this Warrant), or in case after such date the Company (or any such other corporation) shall consolidate with or merge into another corporation or convey all or substantially all of its assets to another corporation, then, and in each such case, the Holder of this Warrant upon the exercise thereof as provided in
Section 1 at any time after the consummation of such reorganization, consolidation, merger or conveyance shall be entitled to receive, in lieu of the securities and property receivable upon the exercise of this Warrant prior to such consummation, the securities or property to which such Holder would have been entitled upon such consummation if such Holder had exercised this Warrant immediately prior thereto; in each such case, the terms of this Warrant shall be applicable to the securities or property receivable upon the exercise of this Warrant after such consummation.

                  8.3 NOTIFICATION AS TO ADJUSTMENTS. In each case of an adjustment in the number of shares of Common Stock receivable on the exercise of the Warrant, the Company at its expense will promptly compute such adjustment in accordance with the terms of the Warrant and will notify the Holder in writing of such adjustment within 30 days of the effective date of such adjustment. When appropriate, notice may be given in advance as part of notices required to be mailed to the Holder pursuant to Section 8.5 hereof.

                  8.4 OTHER ISSUANCES. Except as otherwise expressly provided herein, the issuance by the Company of shares of its capital stock of any class, or securities convertible into shares of capital stock of any class, either in connection with a direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversions of shares or obligations of the Company convertible into such shares or other securities, or as compensation or otherwise, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of or the exercise price of the Shares that remain unexercised under the Warrant.

Without limiting the generality of the foregoing, the existence of unexercised Shares under the Warrant shall not affect in any manner the right or power of the Company to make, authorize or consummate (i) any issuances as described above, (ii) any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business; (iii) any merger or consolidation of the Company; (iv) any issue by the Company of debt securities, or preferred or preference stock that would rank above the Shares issuable upon exercise of the Warrant; (v) the dissolution or liquidation of the Company; (vi) any sale, transfer or assignment of all or any part of the assets or business of the Company; or (vii) any other corporate act or proceeding, whether of a similar character or otherwise.

                  8.5 NOTICES OF RECORD DATE, ETC. In case:

                  (a) the Company shall take a record of the holders of its Common Stock (or Other Securities at the time receivable upon the exercise of the Warrant) for the purpose of entitling them to receive any dividend (other than a cash dividend at the same rate as the rate of the last cash dividend theretofore paid) or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities, or to receive any other right; or

                  (b) of any capital reorganization of the Company, any reclassification of the capital stock of the Company, any consolidation or merger of the Company with or into another corporation, or any conveyance of all or substantially all of the assets of the Company to another corporation; or

                  (c) of any voluntary or involuntary dissolution, liquidation or winding up of the Company, then, and in each such case, the Company shall mail or cause to be mailed to each Holder of the Warrant at the time outstanding a notice specifying, as the case may be, (i) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (ii) the date on which such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding up is to take place, and the time, if any, is to be fixed, as to which the holders of record of Common Stock (or such Other Securities at the time receivable upon the exercise of the Warrant) shall be entitled to exchange their shares of Common Stock (or such Other Securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding up. Such notice shall be mailed at least 20 days prior to the date therein specified, and the Warrant may be exercised prior to said date during the term of the Warrant.

9. TRANSFER TO COMPLY WITH THE SECURITIES ACT.

The Warrant Stock or Other Securities may not be sold, transferred, pledged, hypothecated or otherwise disposed of except as follows: (a) to a person who, in the opinion of counsel to the Company, is a person to whom this Warrant or the Warrant Stock or Other Securities may legally be transferred without registration and then only against receipt of an agreement of such person to comply with the provisions of this Warrant with respect to any resale or other disposition of such securities; or (b) to any person upon delivery of a prospectus then meeting the requirements of the Securities Act relating to such securities and the offering thereof for such sale or disposition.

10. RULE 144 REQUIREMENTS.

The Company agrees to: (a) make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act; (b) use its best efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Securities Exchange Act of 1934; and (c) furnish to the Holder upon request a written statement by the Company as to its compliance with the reporting requirements of said Rule 144, and of the Securities Act and the Securities Exchange Act of 1934, a copy of the most recent annual or quarterly report of the Company and such other reports and documents of the Company as the Holder may reasonably request to avail itself of any similar rule or regulation of the SEC allowing it to sell Warrant Stock, the Existing Shares or Other Securities without registration.

         11. LEGEND. Unless the shares of Warrant Stock or Other Securities have been registered under the Securities Act, upon exercise of any of the Warrants and the issuance of any of the shares of Warrant Stock, all certificates representing shares will bear on the face thereof substantially the following legend:

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, OFFERED FOR SALE, ASSIGNED, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED PURSUANT TO THE PROVISIONS OF THAT ACT OR UNLESS AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY IS OBTAINED STATING THAT SUCH DISPOSITION IS IN COMPLIANCE WITH AN AVAILABLE EXEMPTION FROM SUCH REGISTRATION.

At such time as the Holder is able to sell the Warrant Stock, the Existing Shares or Other Securities without restriction under Rule 144(k), the Company agrees to remove any such legend.

12. NOTICES.

All notices required hereunder shall be in writing and shall be deemed given when faxed, delivered personally or within five days after mailing when mailed by recognized international overnight courier to the Company or the Holder, as the case may be, for whom such notice is intended at the address of such party as set forth on the first page, or at such other address of which the Company or the Holder has been advised by notice hereunder.

         13. APPLICABLE LAW. The Warrant is issued under and shall for all purposes be governed by and construed in accordance with the laws of the State of Delaware.

         IN WITNESS WHEREOF, the Company has caused this Warrant to be signed on its behalf, in its corporate name, by its duly authorized officer, all as of the day and year first above written.



                                          VIRAGEN, INC.

                                          By:
                                             -----------------------------------
                                          Name:
                                               ---------------------------------
                                          Its:
                                              ----------------------------------

                              WARRANT EXERCISE FORM

         The undersigned hereby irrevocably elects to exercise the within Warrant to the extent of purchasing _________ shares of Common Stock at an exercise price of $________ per share of Common Stock of Viragen, Inc., a Delaware corporation, and hereby makes payment of $__________ in payment therefor.



                                           -------------------------------------
                                           Signature


                                           -------------------------------------
                                           Date

                       INSTRUCTIONS FOR ISSUANCE OF STOCK
    (If in a name other than to the registered holder of the within Warrant)

Name

--------------------------------------------------------------------------------
                  (Please typewrite or print in block letters)

Address:
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